UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 13, 2016

Live Ventures Incorporated

(Exact name of registrant as specified in charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 120
Las Vegas, NV	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	702-939-0231

________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 13, 2016, Live Ventures Incorporated (the “Company”, “we” or “us”) filed a petition against TD Ameritrade Clearing, Inc., E*Trade Securities LLC and Charles Schwab & Co. (collectively, the “Broker-Dealers”) in the Supreme Court of the State of New York, County of New York.

The petition relates to suspected trading in our common stock in violation of applicable rules and to the detriment of our shareholders and business prospects we became aware of in the fall of 2015. Subsequent to learning about the suspected unauthorized trading, we retained Shareholder Intelligence Services, LLP, d/b/a ShareIntel (“ShareIntel”) to investigate trading in our common stock. Under industry regulations, in order to sell our shares of common stock on NASDAQ, a seller originates a trade through an authorized broker-dealer who is registered with FINRA and the Securities and Exchange Commission (SEC). The date the shares are sold in the market is the trading date. The broker-dealer is required to either deliver the shares that are sold for the customer or to identify and borrow the shares on or before the settlement date which is three business days later. This share delivery is accomplished electronically through the Broker-Dealer’s account at the Depository Trust Company (DTC) which is the repository for essentially all shares in every company listed on the various stock exchanges. Pursuant to its review of our trading data, ShareIntel identified a pattern of imbalances as of various dates in October 2015 and November 2015. The imbalances indicate that the quantity of shares reported by the Broker-Dealers which are located at the DTC was greater than the quantity of shares that the Broker-Dealers reported to the proxy servicing company. Our proxy servicing company is Broadridge Investor Communication Solutions, Inc. (“Broadridge”). By law, Broadridge is required to send out proxies and certain other notices to shareholders. Each of the Broker-Dealers report to Broadridge the number of shares that are beneficially collectively owed by such Broker-Dealers’ customers. Thus, as a part of the regulations, Broadridge receives such data on a daily basis from the Broker-Dealers who trade in our common stock.

The petition alleges that by engaging in trading or clearance of securities, on its own behalf or on behalf of other firms or individuals, each of the Broker-Dealers are processing trades, which reflect an overstatement of the amount of shares in the marketplace in comparison to the amount of legitimate shares that have been authorized and issued by the Company that are on deposit at the DTC. As a result of the imbalance, we are unable to comply with the state statutes which we are subject, which require us to maintain an accurate list of the stockholders and are also unable to accurately determine our aggregate market capitalization. Consequently we have petitioned for the Broker-Dealers to supply us various documents and materials relating to the period from August 1, 2015 to November 30, 2015 (namely information sufficient for us to determine the identity of the parties involved in the purchases and sales of our common stock during such period), in an effort to determine the reasons for, and cause of, the imbalance described above, in order to aid us in bringing a further action or actions against the parties who may have caused such imbalances, thereby causing injury to the Company and its shareholders

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2016	LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President

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